Exhibit 5.1

September 11, 2024

Healthy Choice Wellness Corp.

3800 North 28th Way

Suite 1

Hollywood, FL 33020

Re: Registration Statement on Form S-1 of Healthy Choice Wellness Corp. (File No. 333-274435)

Ladies and Gentlemen:

We have acted as counsel to Healthy Choice Wellness Corp., a Delaware corporation (the “Company”), in connection with (i) the proposed issuance and sale by the Company of up to $4,000,000 worth of shares (the “Offering Shares”) of Class A common stock, $0.0001 par value per share, of the Company (the “Common Stock”) in an underwritten public offering (the “Offering”) and (ii) the public resale by certain selling stockholders of the Company (the “Selling Stockholders”) identified in the Registration Statement (as defined below) of up to 188,889 shares of Common Stock (the “Warrant Shares” and, together with the Offering Shares, the “Shares”) issuable upon the exercise of certain outstanding warrants to purchase Common Stock (the “Warrants”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2023 (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with furnishing this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1. When the Offering Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the underwriters of the Offering, and have been issued by the Company against payment therefor (not less than par value) pursuant to the terms of the form of underwriting agreement most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), the Offering Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2. The Warrant Shares, when issued in accordance with the Warrants by the Company against payment of the exercise price therefor (not less than par value) and duly registered on the books of the transfer agent and registrar therefor will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely with respect to the Delaware General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Cozen O’Connor

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